UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, 4th floor

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 27, 2014. There were 20,264,243 shares of common stock eligible to be voted at the Annual Meeting and 19,627,461 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

There were two proposals submitted to the Company’s stockholders at the Annual Meeting. Both proposals were passed. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
James I. Healy, M.D., Ph.D.	19,043,887	86,763	496,811
Jake R. Nunn	19,054,979	75,671	496,811
Lota S. Zoth	19,054,629	76,021	496,811

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Vote
19,625,374	2,087	0	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer